  As filed with the Securities and Exchange Commission on February 26, 1997

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                           The Cooper Companies, Inc.
             (Exact name of registrant as specified in its charter)

                   Delaware                      The Cooper Companies, Inc.                       94-2657368
         (State or Other Jurisdiction       6140 Stoneridge Mall Road, Suite 590               (I.R.S. Employer
       of Incorporation or Organization)        Pleasanton, California 94588                Identification Number)
                                                      (510) 460-3600
                                             (Address, including ZIP code, and
                                          telephone number, including area code,
                                       of registrant's principal executive offices)

                                CAROL R. KAUFMAN

                   Vice President of Legal Affairs, Secretary
                        and Chief Administrative Officer
                           The Cooper Companies, Inc.
                      6140 Stoneridge Mall Road, Suite 590
                          Pleasanton, California 94588
                                 (510) 460-3600
                     (Name, address, including ZIP code, and
                     telephone number, including area code,
                              of agent for service)

                      ------------------------------------

                                   Copies to:

                             TRACY K. EDMONSON, ESQ.
                             LAURA L. GABRIEL, ESQ.
                                LATHAM & WATKINS
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600

                      ------------------------------------


     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                    -----------------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                 Proposed Maximum       Proposed Maximum
  Title of each class of Securities         Amount to be          Offering Price       Aggregate Offering          Amount of
           to be Registered                  Registered              Per Unit                 Price            Registration Fee

-----------------------------------------------------------------------------------------------------------------------------------
    Common Stock ($0.10 par value)            1,150,000          Not applicable          $24,796,875(1)             $7,515
-----------------------------------------------------------------------------------------------------------------------------------
 Preferred Stock Purchase Rights (2)          3,450,000          Not applicable                (2)                  $100.00
===================================================================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee, based on the average of the high and low prices for the Common Stock as reported on The New York Stock Exchange on February 20, 1997, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.

(2) Rights to acquire shares of the Registrant's Series A Junior Participating Preferred Stock are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock. Fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

                      ------------------------------------

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined prospectus and relates to registration statement no. 33-50016 previously filed by the registrant on Form S-3 and declared effective on November 20, 1992. This Registration Statement, which is a new registration statement, also constitutes post-effective Amendment No. 1 to registration statement no. 33-50016, pursuant to which 297,533 shares of Common Stock remain to be issued, and such post-effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

                      ------------------------------------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
----------
                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED FEBRUARY  26, 1997

                           THE COOPER COMPANIES, INC.

                        1,447,533 SHARES OF COMMON STOCK
                           ($.10 Par Value Per Share)

     This Prospectus relates to up to 1,447,533 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of The Cooper Companies, Inc., a Delaware corporation (the "Company"), which may be offered for sale by a certain stockholder of the Company (the "Selling Stockholder"). Such sales may be effected from time to time by the Selling Stockholder directly or through one or more broker-dealers, in one or more transactions on The New York Stock Exchange or The Pacific Stock Exchange pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares. The Company will bear all expenses of the offering of the Shares, except that the Selling Stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Stockholder.

     The Common Stock is listed on The New York Stock Exchange and The Pacific Stock Exchange. On February 25, 1997 the last reported sale price for the Common Stock of the Company as reported on the New York Stock Exchange Composite Tape was $21 5/8.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                     ------------
                 The date of this Prospectus is ______________, 1997.
                                     ------------

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

         The  Company  is  subject  to  the  information   requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants who file with the Commission and certain of the Company's filings are available at such web site: http://www.sec.gov. In addition, the Common Stock is listed on The New York Stock Exchange and The Pacific Stock Exchange and such information can be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New
York, New York 10005, and The Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company under the Exchange Act with the Commission are incorporated herein by reference.

           (a) Annual Report on Form 10-K for the fiscal year ended October 31, 1996 (the "1996 10-K");


           (b)    The portions  of the   Company's 1996    Annual    Report   to
                  Stockholders that have been incorporated by reference into the 1996 10-K;

           (c)    The      portions    of    the    Company's  Proxy   Statement
                  for its 1997 Annual Meeting of Stockholders that have been incorporated by reference into the 1996 10-K;

           (d)    Current Report on Form 8-K dated January 10, 1997;

           (e)    Current Report on Form 8-K dated January 30, 1997;

           (f)    Current Report on Form 8-K dated February 10, 1997;

           (g)    Current Report on Form 8-K dated February 25, 1997; and

           (h)    The description of the Company's Common Stock contained in the
                  Company's  Registration Statement   on   Form   8-A filed   on
                  October 28, 1983 and the description of the

                  Company's Rights contained in the Company's Registration Statement on Form 8-A filed on November 12, 1987.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         A copy of any or all of the documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference therein) will be provided without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), will also be provided without charge to each such person, upon written or oral request. Requests for such copies should be addressed to the Vice President of Legal Affairs of the Company, 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588 (telephone number:
(510) 460-3600).

                           FORWARD-LOOKING STATEMENTS

         This Prospectus and the documents incorporated by reference herein contain projections and other forward-looking statements within the meanings of
Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve risks and uncertainties. Actual results could differ materially from these projections as a result of certain factors, including major changes in business conditions and the economy in general, new competitive inroads, costs to integrate acquisitions, decisions to invest in research and development projects, regulatory and other delays on new products and programs, unexpected changes in reimbursement rates and payer mix, unforeseen litigation, decisions to divest businesses and the cost of acquisition activity, particularly if a large acquisition is not completed. Future results are also dependent on each business unit meeting specific objectives.

                                   THE COMPANY

         The Company, through its primary subsidiaries (CooperVision, Inc., CooperSurgical, Inc. and Hospital Group of America, Inc.), develops, manufactures and markets healthcare products, including a range of contact lenses and diagnostic and surgical instruments and accessories, and provides healthcare services through the ownership and operation of certain psychiatric facilities. The principal executive offices of the Company are located at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588, (510) 460-3600.

                             THE SELLING STOCKHOLDER

         The Shares being offered hereby are owned by Cooper Life Sciences, Inc. (the "Selling Stockholder"). On June 14, 1993, the Company entered into a Settlement Agreement with the Selling Stockholder (the "Settlement Agreement") in order to resolve all then pending disputes with the Selling Stockholder and to avoid a costly and disruptive proxy fight, while continuing to maintain a Board of Directors, the majority of whose members are independent. Pursuant to the Settlement Agreement, among other things, the Company agreed to nominate and use its reasonable best efforts to cause, and the Selling Stockholder agreed to vote all shares of Common Stock of the Company owned by it in favor of, the election of a Board of Directors of the Company consisting of eight members, five of whom were designated by the Company (of which a majority would not be employees of the Company or employees, affiliates or significant stockholders of the Selling Stockholder), and three by the Selling Stockholder. Such agreements were to terminate on June 14, 1995, subject to earlier termination or extension under certain circumstances, and were later extended to, and expired on, October 31, 1996. Following such termination and through June 12, 2002, pursuant to the Settlement Agreement, the Selling Stockholder continues to have the right that it had pursuant to a 1992 settlement agreement with the Company to designate two directors of the Company, so long as the Selling Stockholder continues to own at least 800,000 shares of Common Stock, or one director, so long as it continues to own at least 333,333 shares of Common Stock. As of the date of this Prospectus, the Selling Stockholder owns 1,447,533 shares, or 12.4% of the Company's issued and outstanding Common Stock. If all these Shares are sold, the Selling Stockholder will not hold any outstanding shares of the Company's Common Stock upon termination of this offering.

                              PLAN OF DISTRIBUTION

         The Shares are being sold by the Selling Stockholder for its own account, and the Company will not receive any of the proceeds from the sale of the Shares.

         The distribution of the Shares by the Selling Stockholder may be effected from time to time by the Selling Stockholder directly or through one or more brokers, agents, or dealers in one or more transactions (which may involve crosses and block transactions) on The New York Stock Exchange, The Pacific Stock Exchange or other exchanges on which the Common Stock is listed, pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. In the event that one or more brokers, agents or dealers agree to sell the Shares, they may do so by purchasing Shares as principals or by selling the Shares as agents for the Selling Stockholder. Any such brokers, agents or dealers who effect a sale of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any such broker, agent or dealer (i) may receive compensation from the Selling Stockholder which may be deemed to be underwriting discounts or commissions and
(ii) may receive commissions from purchasers of the Shares for whom it may act as agent. If any such broker or dealer purchases the Shares as principal it may effect resales of the Shares from time to time to or through other brokers or dealers, and such other brokers or dealers may receive compensation in the form of concessions or commissions from the Selling Stockholder or purchaser of the Shares for whom they may act as agents.

         The Company has advised the Selling Stockholder that it and any such brokers, dealers or agents who effect a sale of the Shares are subject to the prospectus delivery requirements under the Securities Act. The Company also has advised the Selling Stockholder that in the event of a "distribution" of its Shares, the Selling Stockholder and any broker, agent or dealer who participates in such distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-6.

         In connection with distributions of the Shares, the Selling Stockholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder also may sell the Common Stock short and deliver the Shares to close out such short positions. The Selling Stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the Shares to the broker-dealers, who may then resell or otherwise transfer such Shares. The Selling Stockholder also may loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default may sell or otherwise transfer the pledged Shares.

         The Company will bear all expenses of the offering of the Shares, except that the Selling Stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Stockholder. The Company has agreed to indemnify the Selling Stockholder and any other person who sells Shares pursuant to this Prospectus, and any officer, director or agent of such person, against certain civil liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The legality of the Shares offered hereby will be passed upon for the Company by Latham & Watkins, San Francisco, California.

                                     EXPERTS

         The consolidated financial statements and schedule of The Cooper Companies, Inc. and subsidiaries, the consolidated financial statements and schedule of Hospital Group of America, Inc., and subsidiaries and the financial statements and schedule of CooperSurgical, Inc. as of October 31, 1996 and October 31, 1995 and for each of the years in the three-year period ended
October 31, 1996 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
No dealer, sales person or any other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offering herein contained, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereafter shall, under any circumstances, create any implications that the information contained herein is correct as of any date subsequent to the date hereof.

                               --------------------

                                TABLE OF CONTENTS

                                                                           Page

Available Information........................................................ 2
Incorporation of Certain
  Information by Reference................................................... 2
Forward-Looking Statements................................................... 3
The Company.................................................................. 4
The Selling Stockholder...................................................... 4
Plan of Distribution......................................................... 4
Legal Matters................................................................ 5
Experts...................................................................... 5

                               --------------------

                               1,447,533 SHARES

                           THE COOPER COMPANIES, INC.

                                  COMMON STOCK

                               --------------------

                                   PROSPECTUS

                               --------------------


                            _______________, 1997


--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses relating to the registration of the Shares will be borne by the Company. Such expenses are set forth in the table below. All amounts are estimates except the Securities Act registration fee.

Securities Act Registration Fee..........................................$ 7,615
Accounting Fees and Expenses.............................................  2,500
Legal Fees and Expenses (other than Blue Sky) ........................... 20,000
Blue Sky Fees and Expenses...............................................  2,000
Miscellaneous............................................................  1,885
                                                                         -------
Total....................................................................$34,000
                                                                         =======

Item 15.  Indemnification of Directors and Officers.

         Paragraph (b) of Article X of the Company's Certificate of Incorporation, as amended, provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity shall, except in certain lawsuits initiated by such persons, be indemnified and held harmless by the Company, to the full extent authorized by the Delaware General Corporation Law, as in effect (or, to the extent authority for indemnification is broadened, as it may be amended) against all expense, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Paragraph (b) further provides that rights conferred thereby shall be contract rights and shall include the right to be paid by the Company the expenses incurred in defending the proceedings specified above, in advance of their final disposition, provided that, if the Delaware General Corporation Law so requires, such payment shall only be made upon delivery to the Company by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified under Paragraph (b) or otherwise.
Paragraph (b) provides that the Company may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.

         Paragraph (b) provides that persons indemnified thereunder may bring suit against the Company to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit shall be reimbursed by the Company. Paragraph (b) further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Delaware General Corporation law, the burden of proving the defense shall be on the Company and neither the failure of the Company's Board of Directors to have made a determination that indemnification is proper, nor an actual determination by the Board of Directors that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Paragraph (b) provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Company's Certificate of Incorporation or By-Laws, or otherwise.

         Paragraph (b) also provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Finally, Paragraph (b) provides that the Company may enter into indemnification contracts consistent with its provisions. However, the existence of a contract is not a precondition to indemnification under Paragraph (b).

         The Company maintains insurance covering its officers and directors against certain liabilities incurred in their capacities as such, and the Company is insured against any payments which it is obligated to make to such persons pursuant to the foregoing indemnification provisions.

         Article VII, Section 7 of the By-laws of the Company provides:

         "This corporation shall indemnify, to the extent permitted by the General Corporation Law of Delaware as amended from time to time, (a) each of its present and former officers and Directors, and (b) each of its present or former officers, Directors, agents or employees who are serving or have served at the request of this corporation as an officer, Director or partner (or in any similar position) of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether by or in the right of this corporation by a third party or otherwise, to which such person is made a party or threatened to be made a party by reason of such office in this corporation or in another corporation, partnership, joint venture, trust or other enterprise. Such indemnification shall inure to the benefit of the heirs, executors and administrators of any indemnified person.

         To the extent permitted by the General Corporation Law of Delaware, under general or specific authority granted by the Board of Directors,
         (a) this corporation by specific action of the Board of Directors may furnish such indemnification to its agents and employees with respect to their activities on behalf of this corporation; (b) this corporation by specific action of the Board of Directors may furnish such indemnification to each present or former officer, director, employee or agent of a constituent corporation absorbed in a consolidation or merger with this corporation and to each officer, director, agent or employee who is or was serving at the request of such constituent corporation as an officer, director, agent or employee of another corporation, partnership, joint venture, trust or other enterprise; and
         (c) this corporation may purchase and maintain indemnification insurance on behalf of any of the officers, directors, agents or employees whom it is required or permitted to indemnify as provided in this Article."

         Section 145 of the General Corporation Law of Delaware empowers a corporation, subject to certain limitations, to indemnify a director or officer against expenses (including attorneys' fees, judgments, fines, and certain settlements) actually and reasonably incurred by him in connection with any suit or proceeding to which he is, by reason of the fact that he is a director or officer, a party, so long as he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, so long as he had no reasonable cause to believe his conduct to have been unlawful.

Item 16.  Exhibits

         The  following  documents  are  filed  as  part  of  this  Registration
Statement.

Exhibit Number                                      Description

   4.1  Restated  Certificate   of Incorporation, as   amended, incorporated by
        reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 No. 33- 17330.

   4.2 Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

   4.3  Amended  and  Restated  By-Laws  of  the  Registrant,   incorporated  by
        reference to Exhibit 3.2 to the Registrant's Report on Form 8-A dated January 18, 1994.

   4.4 Rights Agreement, dated as of October 29, 1987, between the Registrant and The First National Bank of Boston, incorporated by reference to
        Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 1-8597) dated October 29, 1987.

   4.5  Amendment  No. 1 to the  Rights  Agreement,  dated as of June 14,  1993, between the Registrant and The First National Bank of Boston, incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1993.

   4.6 Amendment No. 2 to the Rights Agreement, dated as of January 16, 1995, between the Registrant and the First National Bank of Boston, incorporated by reference to Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 3, 1994.

   5.1  Opinion of Latham & Watkins.

   23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).

   23.2 Consent of KPMG Peat Marwick LLP.

   24.1 Power  of  Attorney   (included  on  page  II-5  of  this   Registration
        Statement).

Item 17.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)  To  remove  from  registration,   by  means  of  a  post-effective
amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 25th day of February, 1997.

                                           THE COOPER COMPANIES, INC.

                                           By:  /s/ A. Thomas Bender
                                           -------------------------------------
                                           A. Thomas Bender
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carol R. Kaufman and Robert S. Weiss, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                Signature                                          Title                                    Date
                ---------                                          -----                                    -----
/s/ A. Thomas Bender                             President, Chief Executive Officer                February 25, 1997
--------------------                             and Director (Principal Executive
A. Thomas Bender                                 Officer)


/s/ Robert S. Weiss                              Executive Vice President,                         February 25, 1997
-------------------                              Treasurer and Chief Financial
Robert S. Weiss                                  Officer and Director (Principal
                                                 Financial Officer)



/s/ Stephen C. Whiteford                      Vice President and Corporate                      February 25, 1997
------------------------                      Controller (Principal Accounting
Stephen C. Whiteford                          Officer)


/s/ Allan E. Rubenstein, M.D.                 Chairman of the Board of Directors                February 25, 1997
-----------------------------
Allan E. Rubenstein, M.D.


/s/ Mark A. Filler                            Director                                          February 25, 1997
------------------
Mark A. Filler

/s/ Michael H. Kalkstein                      Director                                          February 25, 1997
------------------------
Michael H. Kalkstein

/s/ Donald Press                              Director                                          February 25, 1997
---------------
Donald Press

/s/ Moses Marx                                Director                                          February 25, 1997
-------------
Moses Marx

/s/ Steven Rosenberg                          Director                                          February 25, 1997
-------------------
Steven Rosenberg

                                  EXHIBIT INDEX

    Exhibit                                                                     Sequentially
    Number                        Description                                  Numbered Pages
    ------                        -----------                                  --------------

   4.1 Restated Certificate of Incorporation, as amended, incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 No. 33-17330.

   4.2  Certificate of Amendment of Restated  Certificate of Incorporation dated
        September 21, 1995, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
        October 31, 1995.

   4.3  Amended  and  Restated  By-Laws  of  the  Registrant,   incorporated  by
        reference  to Exhibit 3.2 to the  Registrant's  Report on Form 8-A dated
        January 18, 1994.

   4.4 Rights Agreement, dated as of October 29, 1987, between the Registrant and The First National Bank of Boston, incorporated by reference to
        Exhibit 4.1 to the Registrant's  Current Report on Form 8-K (File No. 1-
        8597) dated October 29, 1987.

   4.5  Amendment  No. 1 to the  Rights  Agreement,  dated as of June 14,  1993,
        between  the   Registrant   and  The  First  National  Bank  of  Boston,
        incorporated by reference to Exhibit 10.4 to the Registrant's  Quarterly
        Report on Form 10-Q for the fiscal quarter ended April 30, 1993.

   4.6  Amendment No. 2 to the Rights  Agreement,  dated as of January 16, 1995,
        between  the   Registrant   and  the  First  National  Bank  of  Boston,
        incorporated  by  reference  to Exhibit 4.6 to the  Registrant's  Annual
        Report on Form 10-K for the fiscal year ended October 3, 1994.

   5.1  Opinion of Latham & Watkins.

   23.1 Consent of Latham & Watkins  (included  in its opinion  filed as Exhibit
        5.1).

   23.2 Consent of KPMG Peat Marwick LLP.

   24.1 Power  of  Attorney   (included  on  page  II-6  of  this   Registration
        Statement).
